First BanCorp Investor Presentation February 2018 Exhibit 99.1

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

Compelling Value Proposition Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 71% of TBV (2/5/18) and at approximately one-third of the SNL bank index (201% of TBV). Our capital ratios are among top 5% of banks above $10 billion in assets. Updated regulatory stress test capital ratios (DFAST-2017) remain strong (over 500 basis points above well-capitalized levels) even under defined severely adverse economic scenario (lasting 9 quarters). Successfully navigated challenging operating environment following a decade long recession. We have capital to support recovery, a return to organic growth and future strategic opportunities. Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all our customers in all our markets. Poised to resume growth as we support rebuilding activities in our communities and ready for strategic consolidation opportunities. We will join with private and public resources to help Puerto Rico and the Virgin Islands rebuild.

Franchise Overview

1First BanCorp

Well-diversified with significant competitive strengths

- Founded in 1948
- Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida.
  - ~2,530 FTE employees[1]
- 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share.
- Florida presence with focus on serving southeast Florida region.
- The largest depository institution in the US Virgin Islands with approximately 40% deposit market share.
- Over 200 ATM machines and the largest ATM network in the Eastern Caribbean Region.[2]
- A well-diversified operation with over 650,000 retail & commercial customers.



Aguadilla
Isabela
Quebradillas
Camuy
Hatillo
Arecibo
Barceloneta
Manati
Vega Baja
Vega Alta
Dorado
Toa Baja
Catano
San Juan
Carolina
Loiza
Aguada
Moca
San Sebastián
Florida
Toa Alta
Bayamon
Trujillo Alto
Canovanas
Rio Grande
Luquillo
Fajardo
Rincón
Añasco
Lares
Utuado
Ciales
Morovis
Corozal
Naranjito
Guaynabo
Gurabo
Ceiba
Las Marías
Mayagüez
Aguas Buenas
Caguas
Juncos
Naguabo
Maricao
Adjuntas
Jayuya
Orocovis
Barranquitas
Cidra
San Lorenzo
Las Piedras
Humacao
Hormigueros
San Germán
Sabana Grande
Yauco
Villalba
Aibonito
Cayey
Cabo Rojo
Lajas
Guánica
Guayanilla
Peñuelas
Ponce
Juana Díaz
Coamo
Santa Isabel
Salinas
Guayama
Arroyo
Patillas
Yabucoa
Maunabo
1First Bank
48 Branches
1First Mortgage
47 Branches
1First Bank Insurance
3 Branches
Auto Lending
2 Branches
moneyexpress
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28 Branches

Eastern Caribbean Region

7% of Assets



Tortola
Road Town
St. Thomas
Waterfront
First Bank Plaza
Crown Bay
East End Plaza
Port of Sale
St. John
Market Place
St. Croix
King Street
Frederiksted
Orange Grove
Sunny Island
1First Bank
12 Branches
1First Bank Insurance
2 Branches
1First Express
2 Branches

Southeast Florida

19% of Assets



Broward
Sunrise
Deerfield Beach
Margate
Pembroke Pines
Miami
Hialeah
Brickell
Coral Gables
Doral
Bird Road
Pinecrest
West Kendall
1First Bank
11 Branches

As of December 31, 2017.

1) FTE = Full Time Equivalent.

2) Eastern Caribbean Region or ECR includes United States and British Virgin Islands.

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Franchise Positioning Well-positioned Puerto Rico institution in a consolidating market Well-positioned Puerto Rico institution in a consolidating market Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 9/30/17. 1) Puerto Rico only. 2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches in Puerto Rico. Alphabetical order. Strong and uniquely positioned franchise in densely populated regions of core operating footprint. Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share. Long-term opportunity for additional consolidation. Branch overlap of greater than 50% with five Puerto Rico institutions.(2) 67 100% 60 50 52 1-mile branch overlap(2)

Diversified Business Model Across Regions Consumer Banking Mortgage Banking Commercial Lending Focus on small to middle market commercial and corporate borrowers across FBP’s footprint. Complimented by full suite of deposit and business products. Balanced risk/return profile to manage concentration risk/earnings. Growth opportunities centered in south Florida region and expanding lending teams. Building stronger transaction banking services to target market share opportunities. Emphasis on cross-sell and core deposit gathering with recent launch of new products and services. Average origination(1) volume over past 2 quarters of $346 million vs. $496 in 4 quarters prior to the hurricanes. Originate, sale & servicing model. Production channels centered on expanding branch network vs. correspondents/brokers. Target majority conforming originations. Fannie, Freddie and FHA Servicer. Expanded mortgage origination capabilities during 2015 with the mortgage banking business acquired from Doral Bank. Solidified 2nd position in Puerto Rico with 27% mortgage origination market share during 3Q 2017. Average origination(1) volume over the past 2 quarters of $103 million vs. $184 million in 4 quarters prior to hurricanes. Attractive branch network across densely populated regions in Puerto Rico, south Florida and the V.I. Expanded Puerto Rico footprint through Doral acquisition. Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels. Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio. Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities —notably tied to mortgage, credit cards, personal loans and auto finance. Average origination(1) volume over past 2 quarters of $192 million vs. $242 million in 4 quarters prior to the hurricanes. Strong Governance, Risk Management and Compliance Culture 1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments.

Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunities. Line of business diversification: Commercial represents 43%, residential represents 37% and consumer represents 20% of the total loan portfolio. Geographic diversification: Revenue(1): 83% Puerto Rico; 11% Florida; and 6% ECR. Loan Portfolio: 75% Puerto Rico; 19% Florida; and 6% ECR. Total Deposits: 70% Puerto Rico; 18% Florida; and 12% ECR. Diversity in Core Franchise Strengthening geographic and line of business diversification 2017 Total Deposits by Geography 1) For nine months ended September 30, 2017. Revenues include interest income and non interest income as detailed in Note 24 – Segment Information of 9/30/17 10-Q. 2017 Consumer Loan Composition 2017 Residential Loans by Geography 2017 Commercial Loan Composition

Total Deposit Composition (%) Core Deposits(1) ($ millions) 1) Core deposits are total deposits excluding brokered CDs. Non-brokered deposits, excluding government deposits, increased $392 million during 2017. Reliance on brokered deposits declined $290 million during 2017. Non-interest bearing deposits continue to grow and now represent 20% of total deposits. Successful core deposit growth Retail Commercial CDs & IRAs Public Funds 2009 2017 Cost of Deposits Favorable Funding Mix

Geographic Diverse Business Model Sustains Portfolio

1 First BanCorp

Loan Portfolio ($ millions)



$8,936
$8,868
$8,899
$8,905
$8,883
50
46
37
28
33
3,749
3,704
3,728
3,746
3,698
125
138
122
129
111
1,716
1,707
1,728
1,728
1,750
3,296
3,273
3,283
3,274
3,291
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017

Loan Originations* ($ millions)



$852
$945
$992
$666
$614
$922
417
525
538
335
332
484
2
26
9
11
13
12
240
230
265
208
176
242
193
164
180
112
93
184
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
3Q16 - 2Q17 Avg.



Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Loan Portfolio:

- The loan portfolio decreased $21.3 million in 4Q 2017.
- Florida now represents approximately 19% of the loan portfolio.
- Rebuilding efforts in Puerto Rico should provide opportunities for loan growth in the latter part of 2018.

Origination Activity:

- The hurricanes impacted origination activity in Puerto Rico and the Virgin Islands.
- Loan originations in the Florida region increased by $23.1 million during 4Q 2017 and continues to actively support the balance sheet.

1) Including refinancing and draws from existing revolving and non-revolving commitments.

| 9

Fourth Quarter & FYE 2017 Highlights Profitability 4Q 20117 net income of $24.2 million, or $0.11 per diluted share, compared to net loss of $10.8 million in 3Q 2017. FY2017 net income of $67.0 million (which included $71.3 pre-tax hurricane-related provision in addition to storm-related increased expenses / reduced revenue) or $0.30 per diluted share, compared to $93.2 million for FY 2016. Adjusted pre-tax, pre-provision income of $53.9 million, compared to $53.5 million for 3Q 2017. FY2017 adjusted pre-tax pre-provision income of $217.8 million compared to $208.3 million in FY 2016. Asset Quality Total NPAs increased by $9.9 million to $650.6 million, or 5.3% of assets, in 4Q 2017. Year-over-year NPAs declined $83.9 million. Non-performing loan inflows of $58.3 million compared to $103.9 million in 3Q 2017. Provision for loan and lease losses decreased $49.3 million to $25.7 million (which included a $4.8 million storm related provision) compared to $75.0 million in 3Q 2017 (which included a $66.5 million storm-related provision). Net charge-off rate of 1.12% compared to 0.80% for the 3Q 2017. Core Deposits Deposits, net of government and brokered, increased by $377.0 million to $7.2 billion. Most of this growth occurred in noninterest-bearing deposits, which grew 16%, or $247.5 million compared to the prior quarter. Brokered certificates of deposit (CDs) decreased by $104.8 million in 4Q 2017. Government deposits decreased in the quarter by $15.5 million to $652.0 million as of 4Q 2017. Capital 4Q 2017 capital position: Total Risk Based Capital Ratio of 22.5%; Tier 1 Ratio Risk Based Capital Ratio of 19.0%; and Leverage Ratio of 14.0%. Tangible book value per common share of $8.28 compared to $8.21 in 3Q 2017.

Stable Core Performance in Challenging Environment Pre-tax pre-provision income of $53.9 million(1) average 4 quarters of $55 million. Replacement of NPLs with performing loans should reduce provisioning needs. Future earnings potential with a reduction in costs associated with managing NPLs and OREO. Opportunities for income improvement with focused efforts on non-interest expense reduction. Potential for additional loan growth opportunities. Strong pre-tax pre-provision income with opportunities for improved efficiencies 1) See pre-tax pre-provision income reconciliation on page 34.

Proactively Managing Asset Quality Commercial NPLs (Includes HFS) NPA Composition Residential Consumer Construction Commercial Loans HFS REO & Repo $647 $641 $575 Dir. & Ind. Gov’t Exposure $651 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. $735 Non-Performing Assets ($ millions) The increase in NPAs was primarily attributable to the inflow of storm-impacted commercial and construction credits in Puerto Rico and the Virgin Islands. Inflows to non-performing loans were $58.3 million, a decrease of $45.5 million, compared to inflows of $103.9 million in the third quarter of 2017. A portion of this reduction is related to the moratorium for residential mortgage borrowers. 4Q17 NPAs increased by $10 million to $651 million or 5.3% of assets:

Earnings Continue to Drive Significant Capital Formation Tangible Book Value per Share Capital Ratios (%) Published DFAST results in October; under the severely adverse scenario, stressed capital ratios are significantly above regulatory capital requirements DFAST Projected Stressed Capital Ratios (Severely Adverse Scenario through Q1 2019) Source: First Bancorp 2017 Annual Company-Run Stress Test Results, Severely Adverse Scenario published October 31, 2017. Increase is mainly due to the effect of the overall reduction in balance sheet items throughout the projection period. Common Equity Tier-1 calculated under Basel III is a non-GAAP measure. Actual FBP - Changes in Capital Ratios Projected Capital Ratio Q4 2016 Basel III Impact PPNR PLLL Other1 Q1 2019 Total Risk-Based Capital 21.34% (1.89%) 2.25% (8.05%) 3.86% 17.51% Tier-1 Risk-Based Capital 17.74% (1.47%) 2.25% (8.05%) 3.15% 13.62% Common Equity Tier-1 (2) 17.74% (1.49%) 2.25% (8.05%) 2.72% 13.17% Tier-1 Leverage 13.70% (0.01%) 1.74% (6.21%) 1.94% 11.17%

Executing for Earnings Growth

1 First BanCorp

Puerto Rico

- **Opportunities for ongoing market share gains**
  - Largest opportunity on deposit products, electronic banking & transaction services.
  - Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources.
  - FirstBank-branded credit card portfolio continues to broaden and deepen relationships, while diversifying revenue stream.

SE Florida

- **Long-term demographic trends tailwind for growth**
  - Continued focus on core deposit growth, commercial and transaction banking and conforming residential mortgages.
  - Lending teams generating growth in loan portfolio. Florida loan portfolio increased $283 million in 2017.

Virgin Islands

- **Solidify leadership position by further increasing customer share of wallet.**

Puerto Rico Market Share(1)



Goal: 20%
3Q 2017
Total Loans 18.3% 2
Total Assets 15.6% 2
Branches 15.1% 2
Deposits, net of brokered 10.9% 2
Mortgage Originations (QTD) 27.1% 2
MoneyExpress (<$5k) 25.2% 2
Commercial Loans 20.2% 2
Residential Mortgage 18.7% 2
Credit Cards 16.7% 2
Auto & Leasing 15.6% 3
Personal Loans 10.8% 4
POS Terminals (#) 15.5% 2
ATM Terminals (#) - Bank Owned 13.6% 2
Debit Cards (#) 9.7% 2
ACH Transactions ($) 4.2% 4

1) Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 9/30/17.

| 14

Stronger Franchise: Proven Success Implementing Strategic Plan Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 71% of TBV (2/5/18) and at approximately one-third of the SNL bank index (201% of TBV). Our capital ratios are among top 5% of banks above $10 billion in assets. Updated regulatory stress test capital ratios (DFAST-2017) remain strong (over 500 basis points above well-capitalized levels) even under defined severely adverse economic scenario (lasting 9 quarters). Successfully navigated challenging operating environment following a decade long recession. We have capital to support recovery, a return to organic growth and future strategic opportunities. Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all our customers in all our markets. Poised to resume growth as we support rebuilding activities in our communities and ready for strategic consolidation opportunities. We will join with private and public resources to help Puerto Rico and the Virgin Islands rebuild.

Exhibits

Franchise History

1 First BanCorp

Our turnaround story

June 2010: Written Agreement with the FED and Consent Order with FDIC.

July 2010: The U.S. Treasury exchanged TARP preferred for convertible preferred.

August 2010: Exchange of 89% Perpetual Preferred Stock for Common.

Feb 2011: Sale of NPLs with book value of $269 million.

Feb-April 2011: Sale of $330 million of MBS and $518 mm of performing residential mortgages.

October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree.

October 2011: Conversion of the preferred held by the U.S. Treasury into 32.9 mm shares of common stock.

May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA.

March 2013: Sale of NPLs w/ BV of $218 mm & entered separate agreements for sale of NPLs with a book value of $99mm.

June 2013: Write-off of $66.6 mm collateral pledged to Lehman, sale of NPLs with book value of $203.8 mm and $19.2 mm of OREO.

August 2013: Completed secondary offering reducing ownership interest of U S Treasury and PE Investors.

Sept 2014: UST announced on Sept 9th its first predefined written trading plan, in which it will be selling its position in FBP.

Dec 2014: Partial recapture of DTA Valuation Allowance of $303 mm.

UST sold 4.4 mm shares. Ownership at 7.7%.

Feb 2015: Acquired 10 branches, over $500 mm in deposits & $325 mm of resi. mort. loans from FDIC as receiver for Doral.

April 2015: FDIC lifted Consent Order.

During 1Q UST sold 5.0 mm shares. Ownership at 4.8%.

May 2015: Sold $150 mm classified assets.

June 2015: DFAST results; severely-adv. scenario FBP exceeds well-capitalized threshold.

Jan 2016: Repurch. $10 million of trust preferred securities resulting in a $4.2 mm gain.

June 2016: Brought current accrued & unpaid int. on trust pref. secs.

Oct 2016: DFAST results; exceed well-cap ratios.

Dec 2016: Completed secondary offering reducing PE ownership to 14.5% each.

Feb 2017: Secondary offering reducing PE ownership to 9.2% each.

May 2017: UST sold remaining shares FBP.

Aug 2017: Completed secondary offering reducing PE ownership to 4.6% each.

Oct 2017: Written Agreement with Federal Reserve lifted.

($ in millions)

		2009	2017	Change ('09-'17)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$651	$1,060	62%
	NPAs/assets	8.7%	5.3%	340 bps	
	Government exposure	$1,364	$215	$1,150	84%
Building Capital	Tier 1 Common Ratio	4.1%	19.0%	1486 bps	
	TCE / TA	3.2%	14.7%	1145 bps	
Enhanced Franchise Value	Core deposits	$5,108	$7,872	$2,764	54%
	Brokered deposits	$7,561	$1,151	$6,410	85%
	NIM	2.69%	4.36%	167 bps	

| 17

Stock Profile Trading Symbol: FBP Exchange: NYSE Share Price (2/5/18): $5.89 Shares Outstanding (in 000’s as of 12/31/17): 216,278 Market Capitalization (2/5/18): $1.3 billion Average 3M Daily Volume: 2,502,043 Tangible Book Value per Share (12/31/17) $8.28 Price (2/5/18) to Tangible Book Value (12/31/17) 0.71x On May 10, 2017, the U.S. Treasury sold their remaining 10,291,553 shares in FBP. The U.S. Treasury still owns a warrant that entitles it to purchase up to 1,285,899 shares of Common Stock at an exercise price of $3.29 per share. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant has a 10-year term from its issue date and is exercisable in whole or in part at any time. Beneficial Owner >5% Amount (000s) Percent of Class BlackRock Fund Advisors 21,343 9.87% The Vanguard Group, Inc. 16,820 7.78% Dimensional Fund Advisors 11,714 5.42% Point72 Asset Management 11,695 5.41% Wellington Management Co. 11,637 5.38%

FBP Stock Price Performance 8/3/17 PEs complete 20mm share secondary 11/30/16 PEs complete 21mm share secondary 2/2/17 PEs complete 23mm share secondary 5/10/17 US Treasury sells remaining 10mm share TARP Investment 11/8/16 Presidential election FBP showed strong institutional demand for shares during four liquidity events since the presidential election. Overall, Puerto Rico bank stocks lagged index performance, after early gains. 1) Source: SNL Financial. Information November 1, 2016 to Present. 9/6/17 Hurricane Irma makes landfall 9/20/17 Hurricane Maria makes landfall

Puerto Rico Bank Sector Price / TBV Performance Puerto Rico bank valuations continue to trail the broader market. 1) Source: SNL Financial. Information November 1, 2016 to Present.

Puerto Rico Update – Impact of Hurricanes Irma & Maria Recovery of Critical Services Hurricane Irma % of ECR Branches 1 Week After Impact / Today Hurricane Maria % of PR Branches 1 Week After Impact / Today 1 Week After Hurricane María Feb 5, 2018 Hurricane María Total Branches Open Total Branches on the Electrical Grid Source: www.status.pr

Impact of Hurricanes Irma & Maria Challenges Impact of delay in electric power grid restoration. Potential demographic risks. Industries that will suffer / prosper. How long for tourism industry to uptick and recover. Timing of property & business interruption insurance recoveries to our clients. Final resolution of the fiscal situation. Industry-specific challenges. Capitalize on services rendered during emergency for deposit and credit growth. Deposit Opportunities resulting from FEMA and insurance proceeds. Focus on opportunities in specific industries for potential loan demand: Warehouse space Security services Construction and or construction related Low/Moderate rental properties Telecommunication carrier towers Food / essential goods and/or services Energy Water Transportation Construction Security Engineering Hardware and home repair Opportunities

Fourth Quarter & FYE 2017 Results

Results of Operations: Fourth Quarter Financial Highlights ($ in thousands, except per share data) Select Financial Information

Key Highlights Net Interest Income ($ millions) Net interest income decreased $0.6 million in 4Q 2017. This decrease was mainly due to: A $0.8 million decrease in interest income on commercial loans primarily related to a $37.9 million decrease in the average balance of these portfolios and the interest income reversals on loans placed on nonaccrual status offset by the increase in market rates. A $0.5 million decrease in interest income on U.S. agency MBS associated to both a $38.6 million decrease in the average balance and a $0.2 million increase in the premium amortization expense resulting from higher prepayment. Partially offset by a $0.8 million increase in interest income from the increased liquidity maintained at the Federal Reserve Bank primarily due to the increased level of deposits. GAAP NIM decreased 7 basis points to 4.26%, primarily driven by the aforementioned increase in liquidity. Results of Operations: Net Interest Income

Key Highlights Adj. Non-Interest Income** ($ millions) * Other for 1Q 2017 of -$1.2 million due to a $12.2 million OTTI charge on Puerto Rico Government securities. ** Non-GAAP adjusted non interest income – See Appendix page 35 for reconciliation. Non-interest income for 4Q 2017 amounted to $15.0 million, compared to $18.6 million for 3Q 2017 2017. Non-interest income for 3Q 2017 includes the $1.4 million gain on the repurchase and cancellation of $7.3 million of trust preferred securities. Adjusted non-interest income, excluding the 3Q 2017 gain, decreased by $2.3 million primarily due a $1.2 million decrease in revenues from mortgage banking activities driven by lower origination and sales volumes and a $0.9 million decrease in service charges on deposits due to reduced business activity caused by Hurricanes Irma and Maria. Results of Operations: Non-Interest Income $20.5 $15.0 $20.2 $20.2 GAAP Non-Interest Income ($ millions) $15.0 $20.5 $18.6 $23.6 $8.2 * $17.3

Results of Operations: Operating Expenses Non-interest expenses decreased by $0.5 million in 4Q 2017 to $85.1 million. Non-interest expenses for 4Q 2017 included insurance deductibles related to damages assessed on certain OREO properties damaged by Hurricane Maria and estimated storm-related costs not recoverable under insurance policies totaling $1.7 million. For 3Q 2017, non-interest expenses include costs of $0.6 million associated with storm relief efforts and assistance to employee. Expected insurance recoveries of $1.7 million for employees’ compensation and rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded employees from working during September were recognized as an offset to non-interest expenses. Excluding theses items, non-interest expenses declined $3.3 million this quarter due to: A $0.9 million decrease in adjusted employees’ compensation and benefits related to lower bonus and incentive-compensation accruals. A $0.8 million decrease in other professional fees. A $0.7 million decrease in credit and debit card processing expenses primarily associated with a lower volume of transactions impacted by the drop in business activity after the storms.

Key Highlights Net Charge-Offs ($ millions) Net charge-offs for the fourth quarter of 2017 were $24.7 million, or an annualized 1.12% of average loans, compared to $17.6 million, or an annualized 0.80% of average loans, in the third quarter of 2017. Allowance coverage ratio of 2.62% compared to 2.60% in 3Q 2017. The ratio of the allowance to NPLs held for investment was 47.4% as of December 31, 2017 compared to 48.8% as of September 30, 2017. Commercial NPLs (Includes HFS) *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. Results of Operations: Net Charge-offs $25 $18 $48 $32 $28

Select Financial Information Results of Operations: FYE 2017 Financial Highlights

Results of Operations: Capital Position Capital Ratios (%) Total stockholders’ equity amounted to $1.9 billion as of December 31, 2017, an increase of $15.3 million from September 30, 2017, mainly driven by the earnings generated in the fourth quarter, partially offset by a decrease in the fair value of available-for-sale investment securities recorded as part of other comprehensive income. Capital Ratios (%)

NPLs Held for Investment - Migration ($ in 000)

Fourth Quarter 2017 Highlights: PR Government Exposure ($ in millions) As of December 31, 2017, the Corporation had $214.5 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $214.8 million as of September 30, 2017. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues.  As of December 31, 2017, the non-performing loans guaranteed by the TDF are being carried (net of reserves and accumulated charge-offs) at 52% of unpaid principal balance. As of December 31, 2017, the Corporation had $490.3 million of public sector deposits in Puerto Rico, compared to $508.2 million as of September 30, 2017. Approximately 28% is from municipalities and municipal agencies in Puerto Rico and 72% is from public corporations and the central government and agencies in Puerto Rico. GDB & Other PR Securities 8.0 $ Municipalities: 184.6 $ Securities 150.6 Loans 34.0 Central Government: 6.8 $ 1 Loan 6.8 Public Corporations: 15.1 $ 2 loans 15.1 Total Direct Government Exposure 214.5 $ Government Unit Source of Repayment Total Outstanding CRE - Operating Revenues Property Tax Revenues Operating Revenues

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest Income Adjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts. Adjusted Non-Interest Income December 31, September 30, June 30, March 31, December 31, (In thousands) 2017 2017 2017 2017 2016 Non-interest income 14,950 $ 18,645 $ 20,549 $ 8,243 $ 23,561 $ Add/(Less): Net loss (gain) on investments and impairments - - (371) 12,231 - Less: Brokerage and insurance commissions, primarily from sales of large fixed annuities contracts, net of incentive costs - - - - (1,772) Less: Gain from recovery of investments previously written off - - - - (1,547) Less: Gain on early extinguishment of debt - (1,391) - - - Adjusted Non-interest Income 14,950 $ 17,254 $ 20,178 $ 20,474 $ 20,242 $ Quarter Ended